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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 17, 2007
                        (Date of earliest event reported)

             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II (Exact name of registrant as specified in its charter)

          Michigan                     __________                 38-2702802
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

               280 Daines Street, Suite 300, Birmingham, MI 48009
               (Address of principal executive offices) (Zip Code)

                                  248-645-9220
               Registrant's telephone number, including area code

________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

Uniprop Manufactured Housing Communities Income Fund II (the "Fund") owns nine manufactured housing communities in Michigan, Nevada, Florida and Minnesota.

Following an affirmative recommendation from the Consultant and approval of the Board of Directors, on January 17, 2007, the Fund entered into a Contract for Sale and Purchase of Real and Personal Property with Nelson C. Steiner for the sale of Paradise Village, one of the Fund's communities, located in Tampa, Florida. There is a thirty (30) day Due Diligence period after which time the buyer must place a 5% non-refundable deposit into escrow. The Contract calls for a closing of the sale within forty-five (45) days after expiration of the Due Diligence Period.

While the Fund's management believes that the buyer is financially capable of completing the proposed transaction and fully intends to consummate the purchase, there can be no assurance that the closing will occur.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNIPROP MANUFACTURED HOUSING
                                        COMMUNITIES INCOME FUND II
                                        (Registrant)

Dated: January 18, 2007

                                        By: Genesis Associates Limited
                                            Partnership, General Partner


                                        By: /s/ Joel Schwartz
                                            ------------------------------------
                                            Joel Schwartz, Principal Financial
                                            Officer